UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Annual Meeting of Stockholders of The Charles Schwab Corporation (“CSC”) was held on May 15, 2014.

(b)	All nominees for election as a director were elected, and each nominee received more “for” votes than “against” votes cast for his election. The proposals for ratification of CSC’s independent auditors and for the advisory vote on executive compensation were approved. The stockholder proposal regarding political contributions, the stockholder proposal regarding annual disclosure of EEO-1 data, and the stockholder proposal regarding accelerated vesting upon a change in control were not approved. The final voting results were as follows:

		For	Against	Abstain	Broker Non-Vote
1	Election of Directors
	(a) Frank C. Herringer	1,085,091,404	47,582,196	2,338,758	76,797,090
	(b) Stephen T. McLin	1,027,022,143	105,623,239	2,366,976	76,797,090
	(c) Roger O. Walther	1,080,758,089	51,918,980	2,335,289	76,797,090
	(d) Robert N. Wilson	1,093,624,562	38,990,569	2,397,227	76,797,090
2	Ratification of Independent Auditors	1,196,708,437	12,649,566	2,451,445	0
3	Advisory Approval of Named Executive Officer Compensation	1,106,484,040	24,712,930	3,813,801	76,798,677
4	Stockholder Proposal on Political Contributions	251,823,180	695,051,761	188,136,917	76,797,590
5	Stockholder Proposal on Annual Disclosure of EEO-1 Data	196,950,109	771,930,324	166,130,338	76,798,677
6	Stockholder Proposal on Accelerated Vesting upon a Change in Control	320,443,952	810,471,613	4,096,293	76,797,590

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: May 19, 2014	By:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer